                       ASSIGNMENT OF RIGHTS (AIRFRAME)
                       -------------------------------


McDonnell Douglas Corporation
3855 Lakewood Boulevard
Long Beach, California  90846

Subject:    Assignment of Rights MD-11 Aircraft
- --------    -----------------------------------

Gentlemen:

In connection with INTERNATIONAL LEASE FINANCE CORPORATION ("ILFC") leasing to WORLD AIRWAYS, INC. ("LESSEE") a certain
MD-11 aircraft identified below, reference is made to the following documents:

1. Purchase Agreement No. DAC 88-43-D dated March 9, 1989 as amended by Letter Agreements Nos. 1-5, between McDonnell Douglas Corporation ("MDC") and ILFC (the "Purchase Agreement") pursuant to which ILFC purchased the McDonnell Douglas model MD-11 aircraft bearing manufacturer's Serial Number 48518 (the "Aircraft").

2. Aircraft Lease Agreement dated as of September 30, 1992 between ILFC and LESSEE.

Pursuant to the Aircraft Lease Agreement, ILFC has leased the Aircraft, including in such lease the transfer to LESSEE of warranty rights related to the Aircraft. ILFC hereby assigns to LESSEE for the duration of the Lease Term (unless such assignment is revoked in accordance with Paragraph No. 5 of the Agency Agreement between ILFC and LESSEE as acknowledged and consented to by
MDC), all of its rights under Exhibit C and Section 12 of the Purchase Agreement with respect to the Aircraft (including all of its rights under Part II of Exhibit C. In order to accomplish such transfer of rights, as authorized by the provisions of Article 13 of the Purchase Agreement:

     (i) In exercising any right under the Purchase Agreement or in making any claim with respect to the Aircraft or goods or services delivered under the Purchase Agreement, the terms and conditions of the Purchase Agreement (including those contained in Article 13 thereof) relating to such exercise shall apply to and be binding upon Lessee to the same extent as ILFC.

     (ii) ILFC agrees to remain responsible for any payments due MDC with respect to the Aircraft.

Nothing contained herein shall subject MDC to any liability to which it would not otherwise be subject under the Purchase Agreement or modify in any respect the contract rights of MDC thereunder.

We request that MDC upon receipt of this letter, acknowledge receipt thereof and the transfer of rights, under the Purchase Agreement as set forth above, by signing the acknowledgment set forth below and forwarding one copy of this letter, so acknowledged to each of the undersigned.

                              Very truly yours,

WORLD AIRWAYS, INC.                      INTERNATIONAL LEASE FINANCE
                                         CORPORATION
By: /s/                                  By: /s/
    --------------                           ----------------
Its: CEO                                 Its: Senior Vice President
     -------------                            ---------------------
Date: 8 March 1993                       Date: 8 March 1993
      ------------                             ------------

Receipt of the above letter acknowledged and transfer of rights under the Purchase Agreement with respect to the Aircraft, confirmed effective as of the date indicated below.

                                          MCDONNELL DOUGLAS CORPORATION


                                          By: /s/
                                              --------------------
                                          Its: Vice Pres. Contracts
                                               --------------------
                                          Date: 8 March 1993
                                                -------------------

                       ASSIGNMENT OF RIGHTS (ENGINES)
                       ------------------------------
- -----------, 199-

In consideration of WORLD AIRWAYS, INC. ("LESSEE") leasing from International Lease Finance Corporation ("ILFC") one (1) McDonnell Douglas MD-11 Aircraft with three (3) Pratt & Whitney PW4462 engines installed on the aircraft, it is hereby agreed as follows:

1. ILFC hereby assigns and transfers to LESSEE all of ILFC's respective rights and interest in and to and in and under the Engine Sales Warranty and Service Policy benefits (the "Engine Warranties") of the Consolidated JT8D-200 Series/PW2000 Series/PW4000 Series Propulsion System/Engine Support Proposal for ILFC dated May 11, 1988 (the "Support Agreement") between United Technologies Corporation, Pratt & Whitney Group ("P&W") and ILFC during the term of such lease so long as no Event of Default is continuing thereunder.

2. P & W hereby consents to the assignment and transfers to LESSEE all of the rights and interest of ILFC in, to and under the Engine Warranties and P & W agrees that until it shall have received written notice that an Event of Default is continuing under such lease from ILFC, it will allow LESSEE on an exclusive basis, to exercise in its own name all rights and interest that ILFC would have been entitled to pursuant to the Engine Warranties, it being further agreed that LESSEE accepts all the limitations pertaining to said Warranties as stated in the Support Agreement .

3. Each party agrees that at any time from time-to-time, on written request of any other party hereto and at the expense of the party so requesting, that it will promptly and duly execute and deliver any and all reasonable documentation required to accomplish the assignment and transfer of the rights and interest referred to above.

4. This Agreement shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns to the extent permitted by the Support Agreement and hereunder.

5. This Agreement shall be governed by and construed in accordance with the laws of the State of California.

6. This Agreement may be executed in any number of counterparts, each of which when executed and delivered is an original but all of which taken together constitute one and the same instrument and any party may execute this Agreement by signing any counterpart.

IN WITNESS WHEREOF, the authorized representative of the parties hereto have executed this Agreement as of the day and year first above written.

For and on behalf of
INTERNATIONAL LEASE FINANCE CORPORATION

/s/
- -----------------------------------
By: John L Plueger
Its: Sr. V.P.

For and on behalf of
WORLD AIRWAYS, INC.

/s/
- ------------------------------------
By: A. Scott Andrews
Its: C.F.O.

For and on behalf of
UNITED TECHNOLOGIES CORPORATION
PRATT & WHITNEY GROUP


- --------------------------------
By:
Its:

IN WITNESS WHEREOF, the authorized representative of the parties hereto have executed this Agreement as of the day and year first above written.


For and on behalf of
INTERNATIONAL LEASE FINANCE CORPORATION

/s/
- ----------------------------------------
By: John L. Plueger
    ----------------
Its: Sr. V.P.
     --------

For and on behalf of
WORLD AIRWAYS, INC.

/s/
- -------------------------
By:
Its: CEO

For and on behalf of
UNITED TECHNOLOGIES CORPORATION
PRATT & WHITNEY GROUP

/s/
- ---------------------------------
By:
Its: MGR Customer Warranty & Support Services